Exhibit 21.1

Subsidiary Name	State or Other Jurisdiction of Incorporation or Organization
NextDecade LNG, LLC	Delaware
NextDecade Services Company, LLC	Delaware
NextDecade Payroll Services, LLC	Delaware
NextDecade LNG Marketing, LLC	Delaware
NEXT Carbon Solutions, LLC	Texas
Rio Grande LNG Power Supply LLC	Delaware
Rio Grande LNG Gas Marketing LLC	Delaware
NextDecade LNG Marketing (Private) Ltd.	Singapore
Rio Grande LNG Train 6, LLC	Delaware
Rio Grande LNG Holdings, LLC	Delaware
Rio Grande LNG Super Holdings, LLC	Delaware
Rio Grande LNG Phase 1 Super FinCo Holdings, LLC	Delaware
Rio Grande LNG Phase 1 Super FinCo, LLC	Delaware
Rio Grande LNG Phase 1 FinCo Holdings, LLC	Delaware
Rio Grande LNG Phase 1 FinCo, LLC	Delaware
Rio Grande LNG Phase 1 Holdings, LLC	Delaware
Rio Grande LNG Intermediate Super Holdings, LLC	Delaware
Rio Grande LNG Intermediate Holdings, LLC	Delaware
Rio Grande LNG, LLC	Texas
Rio Grande LNG InsuranceCo, LLC	Delaware
Rio Grande LNG Common Facilities LLC	Delaware
Rio Grande LNG LandCo, LLC	Delaware
Rio Grande LNG Phase 2 Super FinCo Holdings, LLC	Delaware
Rio Grande LNG Phase 2 Super FinCo, LLC	Delaware
Rio Grande LNG Phase 2 FinCo Holdings, LLC	Delaware
Rio Grande LNG Phase 2 FinCo, LLC	Delaware
Rio Grande LNG Phase 2 Intermediate Super Holdings, LLC	Delaware
Rio Grande LNG Train 4 Intermediate Holdings, LLC	Delaware
Rio Grande LNG Train 4 Holdings, LLC	Delaware
Rio Grande LNG Train 4 LNG, LLC	Delaware
Rio Grande LNG Train 5 Intermediate Holdings, LLC	Delaware
Rio Grande LNG Train 5 Holdings, LLC	Delaware
Rio Grande LNG Train 5 LNG, LLC	Delaware